SAXTON INCORPORATED ANNOUNCES RESIGNATION OF TWO DIRECTORS AND
            DELAY IN FILING 10-K FOR 1999, POSSIBLE NASDAQ DELISTING

                     PLANS PARTIAL RESUMPTION OF OPERATIONS

      LAS VEGAS, NV, April 24 -- Saxton Incorporated (Nasdaq NMS: SXTNE) today made the following announcements:

      (a) On April 12, 2000, Robert R. Barengo and Robert A. Hynote, Directors of the Company, resigned for personal reasons.

      (b) On March 31, 2000, the Company filed Form 12B-25 with the Securities and Exchange Commission indicating that it experienced delays in filing its Form 10-K for the year ended December 31, 1999 because its 1999 financial statements had not been completed pending the resolution of certain asset valuation issues.

      (c) At the time of the filing of Form 12B-25, the Company anticipated that its Form 10-K for the year ended December 31, 1999 would be filed on or before the 15th calendar day following the prescribed due date. Because its 1999 financial statements continue to be incomplete owing to certain unresolved asset valuation issues, the Company has not yet filed Form 10-K.

      (d) On April 19, 2000, The NASDAQ-Amex Market Group (NASDAQ) informed the Company that unless the Form 10-K is filed with the Securities and Exchange Commission by April 26, 2000, the Company's common stock will be delisted from The NASDAQ Stock Market at the opening of business on April 28, 2000. The Company intends to request a hearing before the NASDAQ Listing Qualifications Panel which will stay the delisting pending an oral hearing, the date of which has not yet been set. Although the Company believes that it will be able to complete and file its Form 10-K prior to the date of any hearing, there can be no assurance that it will be able to do so, that it will be successful at the hearing or that its common stock will remain listed on NASDAQ. If the Company's common stock were to be delisted by NASDAQ, the Company anticipates that market price quotations of its common stock would be listed on the OTC Bulletin Board, which is not as widely published as the quotations of the NASDAQ National Market. Therefore, it would likely become more difficult to buy or sell the Company's common stock or to obtain timely and accurate quotations. In addition, the delisting process could result in a decline in the trading market for the Company's common stock, which could potentially depress the Company's stock price, among other consequences.

      (e) The Company had suspended construction in February on its Nevada and Utah projects owing to cash flow and other problems. The Company has now resumed partial construction on its tax credit apartment projects in Las Vegas and Reno and believes that it will be able to resume homebuilding operations in the Las Vegas area in the next few weeks. The Company is in negotiations with its subcontractors and lenders in an attempt to restructure the Company's debt. However, there can be no assurance that the Company will be able to continue construction on the tax credit apartment projects, that it will be able to resume homebuilding operations in Las Vegas or that it will be able to restructure its existing debt. The failure by the Company to accomplish any of these items would have a material adverse effect on the Company, its operations and its financial condition.

      Saxton Incorporated is a diversified real estate development company, principally engaged in building affordable homes in the Las Vegas, Phoenix, Salt Lake City, Reno and Tucson markets. The company's business consists of four components: (i) the design, development, construction and sale of single-family homes; (ii) the performance of design-build services for third-party clients, including tax credit partnerships; (iii) the design, development and construction of income-producing portfolio properties; and (iv) property operations and management. For more information on Saxton Incorporated, please visit the company's web site at www.sxtn.com.

FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE ARE MADE UNDER THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. CERTAIN IMPORTANT FACTORS COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS, INCLUDING THE IMPACT OF CHANGED ECONOMIC OR BUSINESS CONDITIONS, THE IMPACT OF COMPETITION, OTHER RISKS FACTORS INHERENT IN THE HOMEBUILDING AND REAL ESTATE INDUSTRIES AND OTHER FACTORS DISCUSSED FROM TIME TO TIME IN REPORTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.